UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.:  333-137920

Date of Report: February 14, 2008

Max Nutrition, Inc.
(Exact name of registrant as specified in its charter)

Nevada                                                                                                                                            26-0162321
 (State of other jurisdiction of                                                                                                   (IRS Employer
           incorporation or organization                                                                                                 Identification No.)

                            c/o American Union Securities
 100 Wall Street – 15th Floor, New York, NY                                                                                        10005
(Address of principal executive offices)                                                                                              (Zip Code)

212-232-0120
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Change in Fiscal Year

On February 14, 2008 the Registrant’s Board of Directors approved a change in the Registrant’s fiscal year.  The new fiscal year will end on June 30.

As previously reported on a Current Report on Form 8-K dated January 29, 2008, on January 29, 2008, the Registrant acquired all of the issued and outstanding stock of Gansu Dasheng Biology Science and Technology Stock Co., Ltd. (“Dasheng”), a corporation organized under the laws of The People's Republic of China from American Spring Pharmacuetical, Inc., a Delaware corporation in exchange for 20,000,000 shares of its common stock representing 66.67% of its outstanding capital stock upon completion of the transaction.  As a result of the ownership interests of the former shareholders of Dasheng, for financial statement reporting purposes, the merger between the Company and Dasheng has been treated as a reverse acquisition with Dasheng deemed the accounting acquirer and the Company deemed the accounting acquiree under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” (“SFAS No. 141”).  For that reason, the Registrant has changed its fiscal year to conform to the fiscal year of Dasheng.

The Registrant will not file a report for a transition period as a result of the change in the Registrant’s fiscal year, since there has been no change in the periods of the Registrant’s financial statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 14, 2008                                                                            MAX NUTRITION, INC.

By: /s/ Qi Jinjun_______________
                                                                                             Qi Jinjun, Chief Executive Officer